                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER


                                  by and among

                                 NANOGEN, INC.,
                             A DELAWARE CORPORATION,


                        NANOGEN MERGER SUBSIDIARY, INC.,
                            A CALIFORNIA CORPORATION,


                                       and


                               NANOTRONICS, INC.,
                            A CALIFORNIA CORPORATION




                                December 18, 1997

                                TABLE OF CONTENTS

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                                                                            ----

ARTICLE I        THE MERGER...................................................1
         1.1     The Merger...................................................1
         1.2     Closing......................................................1
         1.3     Effective Time...............................................1
         1.4     Corporate Organization.......................................2

ARTICLE II       EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                 CONSTITUENT CORPORATIONS.....................................2
         2.1     Conversion of Shares of Capital Stock of Nanotronics and
                 Merger Sub...................................................2
         2.2     Conversion of Nanotronics Options............................3
         2.3     Conversion of Nanotronics Warrants...........................4
         2.4     Conversion of Nanotronics Debt...............................5
         2.5     Dissenting Shares............................................5
         2.6     Fractional Shares............................................5

ARTICLE III      THE SURVIVING CORPORATION....................................6
         3.1     Certificate of Incorporation.................................6
         3.2     Bylaws.......................................................6
         3.3     Directors and Officers.......................................6

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF NANOTRONICS................6
         4.1     Organization.................................................6
         4.2     Subsidiaries.................................................6
         4.3     Capital Structure............................................6
         4.4     Obligations With Respect to Capital Stock....................7
         4.5     Authority; No Conflicts; Consents............................7
         4.6     Financial Statements.........................................8
         4.7     Brokers or Finders...........................................8
         4.8     Full Disclosure..............................................8

ARTICLE V        REPRESENTATIONS AND WARRANTIES OF NANOGEN AND
                 MERGER SUB...................................................8
         5.1     Organization.................................................8
         5.2     Capitalization and Voting Rights.............................8
                 (a)  Nanogen.................................................8
                 (b)  Merger Sub............................................ 10
         5.3     Subsidiaries............................................... 10
         5.4     Authorization.............................................. 10
                 (a)  Nanogen............................................... 10
                 (b)  Merger Sub............................................ 11
         5.5     Valid Issuance of Preferred and Common Stock............... 11
         5.6     Governmental Consents...................................... 12

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

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
         5.7     Litigation................................................. 12
         5.8     No Conflict................................................ 12
         5.9     Fees and Commissions....................................... 13
         5.10    Full Disclosure............................................ 13

ARTICLE VI       CONDUCT PRIOR TO THE EFFECTIVE TIME........................ 13
         6.1     Ordinary Course............................................ 13
         6.2     No Other Bids.............................................. 13
         6.3     No Acquisitions............................................ 13
         6.4     No Dispositions............................................ 14
         6.5     Indebtedness............................................... 14
         6.6     Benefit Plans, Etc......................................... 14
         6.7     Other Actions.............................................. 14
         6.8     Advice of Changes; Government Filings...................... 14
         6.9     Accounting Methods......................................... 14

ARTICLE VII      ADDITIONAL AGREEMENTS...................................... 15
         7.1     Shareholder Approval....................................... 15
         7.2     Access and Information..................................... 15
         7.3     Notice of Changes.......................................... 15
         7.4     Certain Defaults........................................... 16
         7.5     Consents................................................... 16
         7.6     Notice of Breach........................................... 16
         7.7     Expenses................................................... 16
         7.8     Public Disclosure.......................................... 16
         7.9     Tax-Free Reorganization.................................... 16
         7.10    Blue Sky Laws.............................................. 16
         7.11    Waiver of Past Rent........................................ 17
         7.12    Expiration of Representations and Warranties............... 17
         7.13    Expiration of Representations and Warranties............... 17

ARTICLE VIII     CONDITIONS TO THE MERGER................................... 17
         8.1     Conditions to Each Party's Obligation to Effect the Merger. 17
                 (a)  Government Approvals.................................. 17
                 (b)  Legal Action.......................................... 17
                 (c)  Statutes.............................................. 18
         8.2     Conditions to Obligations of Nanotronics................... 18
                 (a)  Representations and Warranties........................ 18
                 (b)  Performance of Obligations of Nanogen and Merger Sub.. 18
                 (c)  Opinion of Counsel to Nanogen and Merger Sub.......... 18
                 (d)  Investors' Rights Agreement........................... 18
                 (e)  Change in Laws or Regulations......................... 18
                 (f)  Licenses; Filings..................................... 19
         8.3     Conditions to Obligations of Nanogen and Merger Sub........ 19

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

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                 (a)  Representations and Warranties........................ 19
                 (b)  Performance of Obligations of Nanotronics............. 19
                 (c)  Opinion of Counsel to Nanotronics..................... 19
                 (d)  Dissenters' Rights.................................... 19
                 (e)  Investor Representation............................... 19
                 (f)  Change in Laws or Regulations......................... 20
                 (g)  Licenses; Filings..................................... 20

ARTICLE IX       CLOSING.................................................... 20
         9.1     Closing Date............................................... 20
         9.2     Deliveries at Closing...................................... 20

ARTICLE X        TERMINATION; AMENDMENT; WAIVER............................. 23
         10.1    Termination................................................ 23
         10.2    Effect of Termination...................................... 23
         10.3    Amendment.................................................. 23
         10.4    Extension; Waiver.......................................... 23

ARTICLE XI       MISCELLANEOUS PROVISIONS................................... 24
         11.1    Schedule Updates........................................... 24
         11.2    Governing Law.............................................. 24
         11.3    Successors and Assigns..................................... 24
         11.4    Entire Agreement........................................... 24
         11.5    Arbitration................................................ 24
         11.6    Notices.................................................... 25
         11.7    Cooperation................................................ 25
         11.8    Interpretation............................................. 25
         11.9    Delays or Omissions........................................ 25
         11.10   Counterparts............................................... 26
         11.11   Severability............................................... 26



Schedule of Exhibits
--------------------

Exhibit 1.1(a)   Form of Agreement of Merger
Exhibit 1.3(a)   Form of Nanotronics Officers' Certificate to be filed in
                 California
Exhibit 1.3(b)   Form of Merger Sub Officers' Certificate to be filed in
                 California
Exhibit 8.2(a)   Form of Certificate of Nanogen and Merger Sub
Exhibit 8.2(c) Matters to be covered in opinion of counsel to Nanogen and Merger Sub
Exhibit 8.3(a)   Form of Certificate of Nanotronics
Exhibit 8.3(c)   Matters to be covered in opinion of counsel to Nanotronics
Exhibit 8.3(e)   Form of Investor Representation Statement

List of Schedules

2.1-1      Schedule of Holders of Nanotronics Capital Stock
2.1-2 Schedule of certificates for Nanogen Series D Preferred Stock and Options and Warrants to purchase Nanogen Series D
           Preferred Stock to be issued by Nanogen in connection
           with the Merger
2.2(a)     Schedule of Holders of Nanotronics Options and Warrants
2.4 Schedule of Nanotronics Creditors exchanging Nanotronics debt for Nanogen Series D Preferred Stock
4.         Nanotronics Disclosure Schedule
5.         Nanogen and Merger Sub Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of the 18th day of December, 1997, by and among NANOGEN, INC., a Delaware corporation ("Nanogen"), NANOGEN MERGER SUBSIDIARY, INC., a California corporation and wholly owned subsidiary of Nanogen ("Merger Sub"), and NANOTRONICS, INC., a California corporation ("Nanotronics"). Nanogen, Merger Sub and Nanotronics are sometimes referred to herein individually as a "Party" or collectively as the "Parties."

                              W I T N E S S E T H:

        WHEREAS, the Boards of Directors of Nanogen, Merger Sub and Nanotronics deem it advisable and in the best interests of their respective shareholders to effect the merger hereafter provided for, in which Merger Sub would merge with and into Nanotronics and Nanotronics would become a wholly owned subsidiary of Nanogen (the "Merger"); and

        WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"):

        N o w, T h e r e f o r e, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, the parties hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.3), upon the terms and subject to the conditions of this Agreement and the Agreement of Merger between Merger Sub and Nanotronics substantially in the form attached hereto as Exhibit 1.1(a) (the "Agreement of Merger"), Merger Sub shall be merged with and into Nanotronics in accordance with the California Corporations Code of the State of California ("California Law"), whereupon the separate existence of Merger Sub shall cease, and Nanotronics shall be the surviving corporation (the "Surviving Corporation").

        1.2 Closing. The closing of the transactions contemplated by this Agreement and the Agreement of Merger shall be held in accordance with Article IX herein.

        1.3 Effective Time. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, Nanogen shall file an executed copy of the Agreement of Merger, accompanied by an officers' certificate of each of Nanotronics and Merger Sub, substantially in the form of Exhibits 1.3(a) and 1.3(b), with the Secretary of State of the State of California, and make all other filings or recordings required by the laws of California in connection with the Merger. The Merger shall become effective at such time as the certified copy of the Agreement of Merger is duly filed with the Secretary of State of the State of California (the "Effective Time").

        1.4 Corporate Organization. At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all of the restrictions, disabilities and duties of Nanotronics and Merger Sub, all as provided under California Law.


                                   ARTICLE II

                           EFFECT OF THE MERGER ON THE
                  CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

    2.1 Conversion of Shares of Capital Stock of Nanotronics and Merger Sub.
At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof (subject to the deliveries required to be made by Nanotronics at the Closing as set forth in Section 9.2(a)), the following shall occur:

        (a) Each share of common stock of Merger Sub, no par value (the "Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be converted into and become one (1) validly issued, fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

        (b) Each share of the common stock of Nanotronics, no par value (the "Nanotronics Common Stock"), and each share of the Nanotronics Series A Preferred Stock, no par value (the "Nanotronics Preferred Stock" and, collectively with the Nanotronics Common Stock, the "Nanotronics Capital Stock"), held by Nanotronics as treasury stock immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

        (c) Each share of Nanotronics Preferred Stock outstanding immediately prior to the Effective Time (including any shares of Nanotronics Preferred Stock issued or issuable as a result of the exercise of any Nanotronics Warrant or Nanotronics Option, provided such Nanotronics Warrant or Nanotronics Option, as the case may be, is exercised on or before 5 p.m. California time on the business day immediately preceding the Closing Date, but not including any shares of Nanotronics Preferred Stock outstanding immediately prior to the Effective Time as to which dissenters' rights have been properly asserted under California Law and which are provided for in Section 2.5 hereof) shall be converted into the right to receive .195135267 shares (the "Nanotronics Preferred Exchange Ratio") of the Series D preferred stock, $.001 par value per share (the "Nanogen Series D Preferred Stock") of Nanogen.

        (d) Each share of Nanotronics Common Stock outstanding immediately prior to the Effective Time (including any shares of Nanotronics Common Stock issued or issuable as a result of the exercise of any Nanotronics Warrant or Nanotronics Option, provided such Nanotronics Warrant or Nanotronics Option, as the case may be, is exercised on or before 5 p.m. California time on the business day immediately preceding the Closing Date, but not including any shares of Nanotronics Common Stock outstanding immediately prior to the Effective Time as to which dissenters' rights have been properly asserted under California Law and which are provided for in Section 2.5 hereof) shall be converted into the right to receive .165296688 shares (the "Nanotronics Common Exchange Ratio") of Nanogen Series D Preferred Stock.

        The holders of Nanotronics Common Stock and Nanotronics Preferred Stock are hereinafter referred to singularly as a "Nanotronics Shareholder" and collectively as the "Nanotronics Shareholders," and are as set forth on Schedule 2.1-1 attached hereto. The number of shares of Nanogen Series D Preferred Stock to be received by each Nanotronics Shareholder upon consummation of the Merger is set forth next to such Nanotronics Shareholder's name on Schedule 2.1-2 attached hereto.

        2.2  Conversion of Nanotronics Options.

        (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof (subject to the deliveries required to be made by Nanotronics at Closing as set forth in Section 9.2(a)), each unexpired and unexercised option to purchase shares of Nanotronics Capital Stock (individually, a "Nanotronics Option" and collectively the "Nanotronics Options"), as set forth on Schedule 2.2(a) attached hereto, outstanding immediately prior to the Effective Time shall be converted into an option to purchase shares of Nanogen Series D Preferred Stock (a "Converted Nanotronics Option"). Each Nanotronics Option so converted will continue to have, and be subject to, substantially the same terms and conditions as set forth in the documents governing such Nanotronics Option immediately prior to the Effective Time, except that (a) such Converted Nanotronics Option will be exercisable for that number of shares of Nanogen Series D Preferred Stock as is equal to the product of the number of shares of Nanotronics Common Stock or Nanotronics Preferred Stock, as the case may be, that were purchasable under the Nanotronics Option immediately prior to the Effective Time, multiplied by the Nanotronics Preferred Exchange Ratio or the Nanotronics Common Exchange Ratio, as the case may be, in all cases rounded (up if any fraction computed is .50 or greater and down if any fraction computed is less than .50) to the nearest whole number of shares of Nanogen Series D Preferred Stock and (b) the per share exercise price for the Nanogen Series D Preferred Stock issuable upon exercise of such Converted Nanotronics Option will be equal to the quotient obtained by dividing the exercise price per share of the shares of Nanotronics Preferred Stock or Nanotronics Common Stock, as the case may be, at which such Nanotronics Option was exercisable immediately prior to the Effective Time by the Nanotronics Preferred Exchange Ratio or the Nanotronics Common Exchange Ratio, as the case may be, in all cases rounded (up if any fraction computed is .50 of a cent or greater and down if any fraction computed is less than .50 of a cent) to the nearest whole cent. The parties intend that the conversion of the Nanotronics Options hereunder will meet the requirements of Section 424(a) of the Code and this Section 2.2(a) shall be interpreted consistent with such intention. Holders of Nanotronics Options shall not be entitled to acquire shares of Nanotronics Capital Stock after the Merger.

        (b) The number of shares of Nanogen Series D Preferred Stock to be issued upon the exercise of options to purchase shares of Nanogen Series D Preferred Stock which are the result of the conversions referenced in Section 2.2(a) is set forth next to such holder's name on Schedule 2.1-2 attached hereto.

        (c) Notwithstanding subsections (a) and (b) of this Section 2.2, the parties hereto expressly acknowledge and agree that the terms of such subsections shall not apply to any holder of any

Nanotronics Option which is exercised on or before 5 p.m. on the business day immediately preceding the Closing Date. In such case, such holder shall be treated for all purposes as a holder of Nanotronics Preferred Stock or Nanotronics Common Stock, as the case may be, rather than as a holder of Nanotronics Options.

        2.3  Conversion of Nanotronics Warrants.

        (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof (subject to the deliveries required to be made by Nanotronics at Closing as set forth in Section 9.2(a)), each unexpired and unexercised warrant to purchase shares of Nanotronics Capital Stock (individually, a "Nanotronics Warrant" and collectively the "Nanotronics Warrants"), as set forth on Schedule 2.2(a) attached hereto, outstanding immediately prior to the Effective Time shall be converted into a warrant to purchase shares of Nanogen Series D Preferred Stock (a "Converted Nanotronics Warrant"). Each Nanotronics Warrant so converted will continue to have, and be subject to, substantially the same terms and conditions as set forth in the documents governing such Nanotronics Warrant immediately prior to the Effective Time, except that (a) such Converted Nanotronics Warrant will be exercisable for that number of shares of Nanogen Series D Preferred Stock as is equal to the product of the number of shares of Nanotronics Preferred Stock or Nanotronics Common Stock, as the case may be, that were purchasable under the Nanotronics Warrant immediately prior to the Effective Time, multiplied by the Nanotronics Preferred Exchange Ratio or the Nanotronics Common Exchange Ratio, as the case may be, in all cases rounded (up if any fraction computed is .50 or greater and down if any fraction computed is less than .50) to the nearest whole number of shares of Nanogen Series D Preferred Stock and (b) the per share exercise price for the Nanogen Series D Preferred Stock issuable upon exercise of such Converted Nanotronics Warrant shall be equal to the quotient obtained by dividing the exercise price per share of the shares of Nanotronics Preferred Stock or the Nanotronics Common Stock, as the case may be, at which such Nanotronics Warrant was exercisable immediately prior to the Effective Time by the Nanotronics Preferred Exchange Ratio or the Nanotronics Common Exchange Ratio, as the case may be, in all cases rounded (up if any fraction computed is
 .50 cents or greater and down if any fraction computed is less than .50 cents) to the nearest whole cent. Holders of Nanotronics Warrants shall not be entitled to acquire shares of Nanotronics Capital Stock after the Merger.

        (b) The number of shares of Nanogen Series D Preferred Stock to be issued upon the exercise of warrants to purchase shares of Nanogen Series D Preferred Stock which are the result of the conversions referenced in Section 2.3(a) is set forth next to such holder's name on Schedule 2.1-2 attached hereto.

        (c) Notwithstanding subsections (a) and (b) of this Section 2.3, the parties hereto expressly acknowledge and agree that the terms of such subsections shall not apply to any holder of any Nanotronics Warrant which is exercised on or before 5 p.m. on the business day immediately preceding the Closing Date. In such case, such holder shall be treated for all purposes as a holder of Nanotronics Preferred Stock or Nanotronics Common Stock, as the case may be, rather than as a holder of Nanotronics Options.

        2.4 Conversion of Nanotronics Debt. At the Effective Time, by virtue of the Merger and without any further action on the part of the creditors thereof

(subject to the deliveries required to be made by Nanotronics at Closing as set forth in Section 9.2(a)), each creditor of Nanotronics as set forth on Schedule
2.4 attached hereto (the "Exchanging Nanotronics Creditors") shall receive such number of shares of Nanogen Series D Preferred Stock as is set forth on Schedule 2.1-2 as full consideration for cancellation of the debt of Nanotronics held by such Exchanging Nanotronics Creditor (such amount as is set forth next to such Exchanging Nanotronics Creditor's name on Schedule 2.4 attached hereto).

        2.5  Dissenting Shares.

        (a) Notwithstanding Section 2.1, shares of Nanotronics Capital Stock outstanding immediately prior to the Effective Time and held by a holder who has taken all actions as required pursuant to Section 1300 et. seq. of California Law shall not be converted into a right to receive shares of Nanogen Series D Preferred Stock, unless and until such holder withdraws such demand for payment or loses his or her dissenters' rights pursuant to California Law.

        (b) Nanotronics shall give Nanogen prompt notice of any demands received by Nanotronics for payment for any of its shares, and Nanogen shall have the right to participate in all negotiations and proceedings with respect to such demands. Nanotronics shall not, except with the prior written consent of Nanogen, make any payment with respect to, or settle or offer to settle, any such demands.

        (c) Each holder of Nanotronics Capital Stock who has complied with the requirements of California Law to properly assert dissenters' rights (and who has not withdrawn his or her demand for payment for his or her shares) shall be paid for his or her shares of Nanotronics Capital Stock in accordance with the procedures set forth under California Law. With respect to any holder of Nanotronics Capital Stock who has properly asserted dissenters' rights at or prior to the Effective Time, but who withdraws his or her request for payment after the Effective Time, each of his or her shares shall, upon the withdrawal of such request, be converted into the right to receive shares of Nanogen Series D Preferred Stock as set forth in Section 2.1 above. Neither of the Nanotronics Common Exchange Ratio nor the Nanotronics Preferred Exchange Ratio shall be adjusted as a result of any assertion of dissenters' rights under this Section.

        2.6 Fractional Shares. No fractional shares of Nanogen Series D Preferred Stock shall be issued in the Merger. Any fractional number of shares of Nanogen Series D Preferred Stock to be received by any Nanotronics Shareholder upon computation of the Nanotronics Preferred Exchange Ratio or the Nanotronics Common Exchange Ratio, as the case may be, as applied to such holder's shares of Nanotronics Capital Stock shall be rounded (up if the fraction computed is .50 or greater and down if the fraction computed is less than .50) to the nearest whole number of shares. The number of shares of Nanogen Series D Preferred Stock to be received by each holder of Nanotronics Capital Stock upon consummation of the Merger is set forth in Schedule 2.1-2 attached hereto.

                                   ARTICLE III

                            THE SURVIVING CORPORATION

        3.1 Certificate of Incorporation. The Articles of Incorporation, as amended and restated to date, of Nanotronics in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended or replaced in accordance with applicable law.

        3.2 Bylaws. The Bylaws, as amended and restated to date, of Nanotronics in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended or replaced in accordance with applicable law.

        3.3 Directors and Officers. From and after the Effective Time, and without further action on the part of any party hereto, or any director or any officer of any party hereto, and until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and the officers of Nanotronics at the Effective Time shall be the officers of the Surviving Corporation.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF NANOTRONICS

        Except as disclosed or excepted in the Nanotronics Disclosure Schedule attached hereto as Schedule 4 (the "Nanotronics Disclosure Schedule"), Nanotronics represents and warrants to each of Nanogen and Merger Sub as of the date hereof as follows:

        4.1 Organization. Nanotronics is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Nanotronics has delivered to Nanogen (on behalf of itself and Merger Sub) complete and correct copies of the Articles of Incorporation and Bylaws of Nanotronics and will deliver to Nanogen, on or prior to the Closing Date, complete and correct copies of the minutes of all meetings and other corporate actions of the directors and of the shareholders of Nanotronics since inception.

        4.2  Subsidiaries.  Nanotronics has no subsidiaries.

        4.3 Capital Structure. The authorized capital stock of Nanotronics consists of 10,000,000 shares of common stock, no par value, of which 344,639 shares are issued and outstanding, and 5,000,000 shares of preferred stock, no par value, of which 750,000 have been designated Series A Preferred Stock, and 550,923 of which are issued and outstanding. Schedule 2.1-1 attached hereto contains a true and complete list of all holders of Nanotronics Common Stock and Nanotronics Preferred Stock, showing the number of shares of Common Stock and Preferred Stock held by each such holder. The rights, preferences and privileges of the Nanotronics Common Stock and the Nanotronics Preferred Stock are as set forth in the Nanotronics' Articles of Incorporation, as amended to date and which will be provided to Nanogen (on behalf of itself and Merger Sub) at or prior to the Closing Date.

        All of the outstanding shares of Nanotronics Common Stock and Nanotronics Preferred Stock were issued in compliance with applicable federal and state securities laws. All of the outstanding shares of Nanotronics Common Stock and Nanotronics Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Nanotronics or any agreement to which Nanotronics is a party or is bound.

        4.4 Obligations With Respect to Capital Stock. Schedule 2.2(a) attached hereto contains a true and complete list of all holders of options and warrants to purchase Nanotronics capital stock, showing the number of shares of capital stock covered by such option or warrant, any vesting conditions, the term of the option or warrant and the per share exercise price. Other than as set forth in
Schedule 2.2(a), there are no options, warrants, calls, rights, commitments or agreements of any character to which Nanotronics is a party or by which it is bound obligating Nanotronics to issue any shares of capital stock of Nanotronics or securities convertible into or exchangeable for capital stock of Nanotronics or obligating Nanotronics to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Nanotronics has provided Nanogen (on behalf of itself and Merger Sub) with full and complete copies of each outstanding warrant and option to purchase shares of the capital stock of Nanotronics. Such options or warrants have not been amended since the date provided to Nanogen (on behalf of itself and Merger Sub).

        4.5 Authority; No Conflicts; Consents. Except as set forth in the Disclosure Schedule, (i) Nanotronics has all requisite corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement; and (ii) this Agreement, when executed and delivered by Nanotronics, will constitute a valid and binding obligation, enforceable against it in accordance with its terms. Without limiting the generality of the foregoing, the Nanotronics Board of Directors and shareholders have taken all corporate action necessary to authorize, and have duly authorized, the execution, delivery and performance of this Agreement by Nanotronics. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, conflict with, or constitute a default or give rise to a right of termination, cancellation or acceleration under any provision of (1) the Articles of Incorporation or Bylaws of Nanotronics; (2) any judgment, decree or order or any agreement, contract, understanding, indenture or other instrument to which Nanotronics is a party or by which it is bound; or (3) to Nanotronics' knowledge, any statute, rule or governmental regulation applicable to Nanotronics.

        No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), is required by or with respect to Nanotronics in connection with the execution and delivery of this Agreement by Nanotronics or the consummation by Nanotronics of the transactions contemplated hereby.

        4.6 Financial Statements. The unaudited balance sheet of

Nanotronics as of September 30, 1996 and the unaudited balance sheet of Nanotronics as of September 30, 1997 (the "Nanotronics Balance Sheet") have been provided to Nanogen.

        4.7 Brokers or Finders. Nanotronics has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Nanotronics has not incurred, and it shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        4.8 Full Disclosure. No warranty or representation or other statement of Nanotronics contained in this Agreement or in any schedule or exhibit attached hereto, or in any other certificate, document, or instrument furnished by Nanotronics either pursuant to the terms of this Agreement or in connection with the transactions contemplated hereunder, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statement contained therein or herein not misleading either individually or as a whole.


                                    ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF NANOGEN AND MERGER SUB

        Except as contemplated by this Agreement and as disclosed or excepted in that section of the Nanogen and Merger Sub Disclosure Schedule attached hereto as Schedule 5 corresponding to a particular representation and warranty, each of Nanogen and Merger Sub represents and warrants to each of the other parties hereto as follows as of the date hereof as follows:

        5.1 Organization. Nanogen and Merger Sub are corporations duly organized, validly existing, and in good standing under the laws of the States of Delaware and California, respectively. Each of Nanogen and Merger Sub has all requisite power and authority to own, lease and operate its properties and to carry its business as presently conducted. Each of Nanogen and Merger Sub is duly qualified to transact business and in good standing in each jurisdiction in which the nature of the business conducted by it or its ownership or leasing of property makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on Nanogen or Merger Sub, as the case may be.

        5.2  Capitalization and Voting Rights.

               (a) Nanogen. The authorized capital of Nanogen consists, or will consist prior to the Closing, of:

                   (i) Preferred Stock. 15,500,000 shares of Preferred Stock,
               $.001 par value per share ("Nanogen Preferred Stock"), of which 2,339,667 shares have been designated Series A Preferred Stock and all of which have been issued and are outstanding, 3,800,600 shares have been designated Series B Preferred Stock, of which 3,740,600 are currently issued and outstanding, 6,700,000 shares have been designated Series C Preferred Stock, of which 6,553,598 are currently issued and outstanding, 2,050,000 shares have been designated Series D Preferred Stock, of which 1,050,000 are currently issued and outstanding. The rights, privileges and preferences of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are as stated in Nanogen's Restated Certificate of Incorporation.

                      (ii) Common Stock. 40,000,000 shares of common stock,
               $.001 par value per share ("Nanogen Common Stock"), of which as of October 31, 1997, 2,854,003 shares are issued and outstanding.

               (iii) Rights to Purchase Shares; Stockholder Agreements. Except for (a) the conversion privileges of the Series A, Series B, Series C and Series D Preferred Stock, (b) the rights set forth in Section 2.4 of the Amended and Restated Investors' Rights Agreement dated as of May 5, 1997 by and among Nanogen and the investors listed in Schedule A thereto (the "Investors' Rights Agreement"), (c) as of October 31, 1997, options to purchase an aggregate 2,543,400 shares of Common Stock granted pursuant to Nanogen's 1993 Stock Option/Stock Issuance Plan, as amended, Nanogen's 1995 Amended and Restated Stock Option/Stock Issuance Plan and Nanogen's 1997 Stock Incentive Plan, (d) warrants to purchase an aggregate of 631,072 shares of Common Stock issued to purchasers of Series B Preferred Stock, (e) warrants to purchase an aggregate of 60,000 shares of Series B Preferred Stock, (f) a warrant to purchase 9,000 shares of Series C Preferred Stock issued to Lease Management Services, Inc. and (g) the rights set forth in Section 1.3(b) of the Series D Preferred Stock Purchase Agreement, dated as of May 5, 1997, by and between Nanogen and Becton Dickinson and Company, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Nanogen of any shares of its capital stock. Nanogen is not a party to or subject to any agreement or understanding, and, to Nanogen's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of Nanogen.

               (b) Merger Sub. The authorized capital of Merger Sub consists, or will consist prior to the Closing, of:

                      (i) Preferred Stock. 1,000 shares of undesignated
               Preferred Stock, $.001 par value per share ("Merger Sub Preferred Stock"), none of which are issued and outstanding. The rights, privileges and preferences of the Merger Sub Preferred Stock are as stated in Merger

               Sub's Certificate of Incorporation.

                      (ii) Common Stock. 1,000 shares of common stock, $.001 par value per share ("Merger Sub Common Stock"), of which as of the date hereof 100 shares are issued and outstanding, all of which are owned by Nanogen.

                      (iii) Rights to Purchase Shares; Shareholder Agreements.
               There are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Merger Sub of any shares of its capital stock. Merger Sub is not a party to or subject to any agreement or understanding, and, to Merger Sub's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of Merger Sub.

        5.3 Subsidiaries. Other than NanoVenture LLC (and, through it, The Nanogen/Becton Dickinson Partnership) and Merger Sub, Nanogen does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity. Other than Merger Sub, Nanogen has no subsidiaries.

        5.4  Authorization.

               (a) Nanogen. All corporate action on the part of Nanogen and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Nanogen hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Nanogen Series D Preferred Stock being issued hereunder and the Common Stock issuable upon conversion of the Nanogen Series D Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement and the Investors' Rights Agreement constitute valid and binding obligations of Nanogen, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

               (b) Merger Sub. All corporate action on the part of Merger Sub and its officers, directors and sole shareholder necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Merger Sub hereunder and thereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

        5.5  Valid Issuance of Preferred and Common Stock.

               (a) The outstanding shares of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock of Nanogen are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. The outstanding shares of the Merger Sub Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

               (b) The Nanogen Series D Preferred Stock which is being issued to each of the Nanotronics Shareholders and the Exchanging Nanotronics Creditors under the Agreement and the Agreement of Merger, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free of any restrictions on transfer other than pursuant to this Agreement and the Investors' Rights Agreement, and, based in part upon the representations of Nanotronics in this Agreement and the representations of each individual or entity executing an Investor Representation Statement to be delivered by Nanotronics at the Closing pursuant to Section 8.3(e), will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Nanogen Series D Preferred Stock issued under this Agreement and the Agreement of Merger has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate of Incorporation of Nanogen, shall be duly and validly issued, fully paid and nonassessable, free of any restrictions on transfer other than pursuant to this Agreement and the Investors' Rights Agreement, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Nanogen Series D Preferred Stock hereunder. The Nanogen Series D Preferred Stock issued hereunder will be free and clear from any liens or encumbrances.

        5.6 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Nanogen or Merger Sub, as the case may be, in connection with the execution and delivery of this Agreement by Nanogen or Merger Sub or the consummation of the transactions contemplated by this Agreement, except for (i) such consents and filings as have been or will be obtained or made prior to the Closing, (ii) pre-sale filings as may be required under applicable state or foreign securities laws which have been or will be timely filed and (iii) any notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D under the Securities Act of 1933, as amended (the "Securities Act") or such post-closing filings as may be required under applicable state or foreign securities laws, which will be timely filed within the applicable periods therefor.

        5.7  Litigation.

               (a) There is no action, suit, proceeding or investigation pending or, to Nanogen's knowledge, currently threatened against Nanogen which questions the validity of this Agreement or the Investors' Rights Agreement, or the right of Nanogen to enter into either of them, or to consummate the transactions contemplated hereby or thereby. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Nanogen's employees, their use in connection with the Nanogen's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Nanogen is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Nanogen currently pending or which Nanogen intends to initiate.

               (b) There is no action, suit, proceeding or investigation pending or, to Nanogen's or Merger Sub's knowledge, currently threatened against Merger Sub which questions the validity of this Agreement or the right of Merger Sub to enter into it or to consummate the transactions contemplated hereby. Merger Sub is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Merger Sub currently pending or which Nanogen or Merger Sub intends to initiate.

        5.8 No Conflict. Provided the conditions set forth in Article VIII are satisfied, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, be in conflict with, or constitute a default or give rise to a right of termination, cancellation or acceleration under any provision of (a) the Restated Certificate of Incorporation or Bylaws of Nanogen; (b) the Certificate of Incorporation or Bylaws of Merger Sub; (c) any judgment, decree or order or any material agreement, contract, understanding, indenture or other instrument to which Nanogen or Merger Sub is a party; or (d) to the best knowledge of Nanogen after a reasonable inquiry, any statute, rule or governmental regulation applicable to Nanogen or Merger Sub.

        5.9 Fees and Commissions. Neither Nanogen nor Merger Sub nor any of their officers, directors or shareholders have dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Neither of Nanogen nor Merger Sub has incurred, and will not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        5.10 Full Disclosure. No warranty or representation or other statement of Nanogen or Merger Sub contained in this Agreement or in any schedule or exhibit attached hereto, or in any other certificate, document, or instrument furnished by Nanogen or Merger Sub to any other party either pursuant to the terms of this Agreement or in connection with the transactions contemplatedhereunder, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statement contained therein or herein not misleading either individually or as a whole.


                                   ARTICLE VI

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        During the period from the date of this Agreement and continuing until the Closing, Nanotronics agrees to act as follows (except as expressly contemplated by this Agreement or to the extent that both Nanogen (acting on behalf of itself and Merger Sub) shall otherwise consent in writing):

        6.1 Ordinary Course. Nanotronics shall carry on its business in the usual, regular and ordinary course, including the payment of all state and federal taxes, in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, use its best efforts to keep available the services of its present key employees and preserve its relationships with present and potential customers, providers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Closing Date.

        6.2 No Other Bids. Nanotronics will not, and will use its best efforts to ensure that its directors, officers or employees do not, directly or indirectly, solicit or initiate or encourage any discussions or negotiations with, or participate in any negotiations with or provide any information to or otherwise cooperate in any other way with any corporation, partnership, person or other entity or group (other than Nanogen or Merger Sub) concerning any sale of substantial assets or control thereof. Nanogen (on behalf of itself and Merger Sub) shall be promptly notified in writing by Nanotronics, as applicable, of any of the events referred to in this Section including a summary of the material terms of any other bid.

        6.3 No Acquisitions. Nanotronics shall not (a) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or
(b) otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to Nanotronics except in the ordinary course of business consistent with prior practice.

        6.4 No Dispositions. Other than the payments in the aggregate amount of $40,000 made on the date hereof to the creditors listed on Schedule 2.4, Nanotronics shall not lease or otherwise dispose of any of the assets of Nanotronics, individually or in the aggregate, except in the ordinary course of business consistent with prior practice and in any event not in excess of $5,000 in the aggregate.

        6.5 Indebtedness. Nanotronics shall not incur any indebtedness for borrowed money or guarantee any indebtedness or guarantee any debt securities of others.

        6.6 Benefit Plans, Etc. Nanotronics shall not adopt or amend in any material respect any employee plan, benefit arrangement or any other agreement with employees, and Nanotronics shall not increase compensation for its employees.

        6.7 Other Actions. Nanotronics shall not, and shall use its best efforts to ensure that its directors, officers, employees and other agents do not, take any action that would, or reasonably would be expected to, result in any of the representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions set forth in Article VIII not being satisfied.

        6.8 Advice of Changes; Government Filings. Nanotronics and its officers and directors shall confer on a regular and frequent basis with Nanogen (on behalf of itself and Merger Sub), report on operational matters and promptly advise Nanogen (on behalf of itself and Merger Sub) orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on Nanotronics or which would cause or constitute a material breach of any of the representations, warranties or covenants of Nanotronics contained herein. Nanotronics shall promptly provide Nanogen (on behalf of itself and Merger Sub) or its counsel with copies of any filings made by Nanotronics with any state or federal governmental entity in connection with this Agreement or the transactions contemplated hereby.

        6.9 Accounting Methods. Nanotronics shall not change the methods of accounting for the business of Nanotronics in effect at the Nanotronics Balance Sheet Date, except as required by changes in generally accepted accounting principles ("GAAP") and as concurred in by Nanotronics's independent auditors. Nanogen (on behalf of itself and Merger Sub) shall be notified immediately as to any such change.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

        7.1  Shareholder Approval.

               (a) Nanotronics shall use its reasonable best efforts to obtain the written consent of Nanotronics Shareholders holding such number of shares of Nanotronics Capital Stock as is required to approve the Merger under California Law and its Articles of Incorporation and Bylaws, and take all further action necessary in accordance with California Law and its Articles of Incorporation and Bylaws in connection therewith, for the purpose of obtaining shareholder approval of the Merger, the consummation of the transactions contemplated by this Agreement and the Agreement of Merger and the performance by Nanotronics of its obligations under this Agreement and the Agreement of Merger. Nanotronics shall, in such written consent solicitation, include the recommendation of the Nanotronics Board that it is in the best interest of the Nanotronics Shareholders that they approve and adopt this Agreement and the Agreement of Merger.

               (b) Merger Sub shall obtain the written consent of its sole shareholder and take all further action necessary in accordance with California Law and its Articles of Incorporation and Bylaws in connection therewith, for the purpose of obtaining shareholder approval of the Merger, the consummation of the transactions contemplated by this Agreement and the Agreement of Merger and the performance by Merger Sub of its obligations under this Agreement and the Agreement of Merger. Merger Sub shall, in such written consent solicitation, include the recommendation of the Merger Sub Board that it is in the best interest of the sole shareholder of Merger Sub that such shareholder approve and adopt this Agreement and the Agreement of Merger.

        7.2 Access and Information. Nanotronics shall afford Nanogen (on behalf of itself and Merger Sub) and its accountants, counsel, investment bankers and other representatives full and complete access during normal business hours throughout the period prior to the Closing Date to all of the properties, books, contracts, commitments, records, facilities and personnel of Nanotronics and, during such period, shall furnish to Nanogen (on behalf of itself and Merger
Sub) all information concerning the business, properties and personnel of Nanotronics as either of Nanogen or Merger Sub may reasonably request. Nanogen shall provide Nanotronics with information sufficient to enable the Nanotronics Shareholders to determine whether to acquire the Nanogen Series D Preferred Stock.

        7.3 Notice of Changes. If, between the date hereof and the Closing Date, any federal, state or local governmental authority shall commence any examination, review, investigation, action, suit or proceeding against any party with respect to this Agreement, each party shall give prompt notice thereof to the others, shall keep the other parties informed as to the status thereof and shall permit the other parties to observe and be present at each meeting, conference or other proceeding and to have access to and be consulted in connection with any document filed or provided to such governmental authority in connection with such examination, review, investigation, action, suit or proceeding.

        7.4 Certain Defaults. Nanotronics shall give prompt written notice to Nanogen (on behalf of itself and Merger Sub) of any notice of default received by it subsequent to the date of this Agreement and prior to the Closing Date under any instrument or agreement to which it is a party or by which it is bound. Nanogen shall give similar notice to Nanotronics with respect to any and all defaults on the part of Nanogen or Merger Sub which may affect adversely the interests of Nanotronics in this Agreement or any transaction contemplated hereby.

        7.5 Consents. Each of the parties shall use its reasonable best efforts to obtain all authorizations, consents or other approvals required, respectively, to be obtained by such party from any governmental authority or other person in connection with consummation of the transactions contemplated by this Agreement.

        7.6 Notice of Breach. Each of the parties shall immediately give notice to the others of the occurrence of any event, or the failure of any event to occur, that results in a breach of any representation or warranty contained herein by such party or a failure by said party to comply with any covenant, condition or agreement contained herein.

        7.7 Expenses. Each of Nanogen and Nanotronics shall pay its own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal, investment bankers, accounting and travel fees and expenses). Nanogen shall also pay any such fees and expenses incurred by Merger Sub.

        7.8 Public Disclosure. Except as required by law or regulation, prior to the Closing, none of the parties hereto shall make any public release of information concerning the terms and conditions of this Agreement or the transactions contemplated hereby without the prior joint review and approval of Nanogen (on behalf of itself and Merger Sub) and Nanotronics, which approval shall not be unreasonably withheld; provided, however, that the parties may each continue such communications with employees, customers, suppliers, lenders, lessors, shareholders and other particular groups as may be legally required or necessary and not inconsistent with the best interests of the other parties hereto.

        7.9 Tax-Free Reorganization. Nanogen (on behalf of itself and Merger
Sub) and Nanotronics shall each use all commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code and to make and file such reports and other documents as are necessary to ensure such treatment. Neither Nanogen nor Merger Sub shall take any actions inconsistent with causing the Merger to be treated as a reorganization within the meaning of such Section.

        7.10 Blue Sky Laws. Nanogen shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the shares of Nanogen Series D Preferred Stock pursuant hereto. Nanotronics shall use all reasonable efforts to assist Nanogen as may be reasonably necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the shares of

Nanogen Series D Preferred Stock pursuant hereto.

        7.11 Waiver of Past Rent. Nanogen hereby agrees to waive all accrued but unpaid rent owed by Nanotronics to Nanogen prior to the date of this Agreement and all future rent owed by Nanotronics through the Closing Date.

        7.12 Expiration of Representations and Warranties. The representations and warranties of Nanotronics expire on the Closing Date and no shareholder of Nanotronics shall have liability to Nanogen after such date based on any breach of such representations and warranties.

        7.13 Expiration of Representations and Warranties. The representations and warranties of Nanogen and Merger Sub expire on the Closing Date and neither Nanogen nor Merger Sub shall have liability after such date based on any breach of these representations and warranties.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

        8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each of the parties to effect the Merger and the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions unless waived by each of Nanogen (on behalf of itself and Merger Sub) and Nanotronics:

               (a) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Entity deemed necessary or appropriate by Nanogen, Merger Sub, or Nanotronics for the consummation of the transactions contemplated by this Agreement including, but not limited to, the Federal Trade Commission, the Department of Justice, applicable federal or state securities law regulatory bodies, shall have been filed, occurred or been obtained, in each case subject to no term, condition or restriction unacceptable to Nanogen, Merger Sub, or Nanotronics. Nanogen, Merger Sub and Nanotronics each agree to cooperate with each other to the fullest extent practicable in satisfying all applicable federal and state filing requirements, and in obtaining all applicable federal and state regulatory approvals.

               (b) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of Nanogen, Merger Sub or Nanotronics, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

               (c) Statutes. No statute, rule or regulation shall have been enacted by the government of the United States or any state or agency thereof which would make the consummation of the Merger illegal.

        8.2 Conditions to Obligations of Nanotronics. The obligations of Nanotronics to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by Nanotronics:

               (a) Representations and Warranties. The representations and warranties of Nanogen and Merger Sub, each as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and Nanotronics shall have received a certificate or certificates, substantially in the form of Exhibit 8.2(a), to such effect.

               (b) Performance of Obligations of Nanogen and Merger Sub. Nanogen and Merger Sub shall each have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Nanotronics shall have received a certificate, substantially in the form of Exhibit 8.2(a), to such effect.

               (c) Opinion of Counsel to Nanogen and Merger Sub. Nanotronics shall have received an opinion dated as of the Closing Date of Pillsbury Madison & Sutro LLP, outside counsel to Nanogen and Merger Sub, covering the items substantially as set forth in Exhibit 8.2(c).

               (d) Investors' Rights Agreement. The Investors' Rights Agreement shall have been amended to add, effective on the Closing Date, as parties to such agreement, each individual or entity set forth on
        Schedule 2.1-2 as receiving Nanogen Series D Preferred Stock in connection with the Merger and the transaction contemplated by this Agreement (but not including any individual or entity listed on Schedule 2.1-2 who does not receive shares of Nanogen Series D Preferred Stock in connection with the Merger because of such Nanotronics Shareholder's exercise of dissenters' rights under California Law or otherwise; and not including the individuals or entities listed on Schedule 2.1-2 as receiving options or warrants to purchase Nanogen Series D Preferred Stock in exchange for his/hers/its Nanotronics Options or Nanotronics Warrants, as the case may be).

               (e) Change in Laws or Regulations. Since the date of this Agreement, no statute shall have been enacted and no rule or regulation shall have been adopted by the State of California or any federal agency or authority which (i) has had or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties, employees, operations, obligations or liabilities of Nanogen, or (ii) would prohibit Merger Sub's ownership or operation of all or a material portion of the business or assets of Nanotronics, or compel Merger Sub to dispose of or hold separate all or a material portion of the business or assets of Nanotronics, as a result of the Merger, or (iii) render any party unable to consummate the Merger, except for any waiting period provisions.

               (f) Licenses; Filings. All applicable federal and state filing and licensing requirements relating to or in connection with the Merger have been satisfied and all applicable federal and state regulatory approvals have been received, in each case subject to no term, condition or restriction unacceptable to Nanotronics in its sole judgment.

        8.3 Conditions to Obligations of Nanogen and Merger Sub. The obligations of Nanogen and Merger Sub to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by Nanogen and Merger
Sub:

               (a) Representations and Warranties. The representations and warranties of Nanotronics set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and Nanogen, on behalf of itself and Merger Sub, shall have received a certificate or certificates, substantially in the form of Exhibit 8.3(a), to such effect.

               (b) Performance of Obligations of Nanotronics. Nanotronics shall have performed in all material respects all obligations required to be performed by each under this Agreement prior to the Closing Date, and Nanogen, on behalf of itself and Merger Sub, shall have received a certificate, substantially in the form of Exhibit 8.3(a), to such effect.

               (c) Opinion of Counsel to Nanotronics. Nanogen, on behalf of itself and Merger Sub, shall have received an opinion dated as of the Closing Date of Brobeck, Phleger & Harrison LLP, outside counsel to Nanotronics, covering the items substantially as set forth in Exhibit 8.3(c).

               (d) Dissenters' Rights. Holders of no more than five percent (5%) of the outstanding shares of Nanotronics Capital Stock shall have asserted dissenters' rights pursuant to Section 1300 et. seq. of California Law.

               (e) Investor Representation. Nanogen shall have received from Nanotronics an Investor Representation Statement, substantially in the form attached hereto as Exhibit 8.3(e), executed by each individual or entity who will receive Nanogen Series D Preferred Stock or the right to receive Nanogen Series D Preferred Stock upon consummation of the Merger (including each Nanotronics Shareholder, each holder of Nanotronics Options and Nanotronics Warrants and each

        Exchanging Nanotronics Creditor), whereby such individual or entity makes certain representations and warranties with respect to such Nanogen Series D Preferred Stock.

           (f) Change in Laws or Regulations. Since the date of this Agreement, no statute shall have been enacted and no rule or regulation shall have been adopted by the State of California or any federal agency or authority which (i) has had or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties, employees, operations, obligations or liabilities of Nanotronics, or (ii) would prohibit Merger Sub's ownership or operation of all or a material portion of the business or assets of Nanotronics, or compel Merger Sub to dispose of or hold separate all or a material portion of the business or assets of Nanotronics, as a result of the Merger, or (iii) render any party unable to consummate the Merger, except for any waiting period provisions.

               (g) Licenses; Filings. All applicable federal and state filing and licensing requirements relating to or in connection with the Merger have been satisfied and all applicable federal and state regulatory approvals have been received, in each case subject to no term, condition or restriction unacceptable to Nanogen in its sole judgment on behalf of itself and Merger Sub.


                                   ARTICLE IX

                                     CLOSING

        9.1 Closing Date. The closing of the Merger (the "Closing") shall be held at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California, at 10:00 A.M. on January 30, 1998 (the "Closing Date"), or at such other time and place as Nanogen (on behalf of itself and Merger Sub) and Nanotronics may agree upon in writing. All parties hereto shall use their or its respective best efforts to cause the Closing Date to be not later than January 30, 1998.

        9.2 Deliveries at Closing. At the Closing, the following documents shall be delivered:

               (a)  By Nanotronics.

                      (i) Certificates representing ownership of 100% of the
               capital stock of Nanotronics, duly endorsed by the holder thereof in favor of Nanogen or, for any Nanotronics share certificate that cannot be provided, a written representation from the holder thereof that it cannot be produced and the reason for such nonproduction, along with a statement from such holder confirming his or her understanding that such lost certificate has been cancelled.

                      (ii) All documents evidencing ownership of Nanotronics

               Options and Nanotronics Warrants, each marked "Canceled."

                      (iii) All documents evidencing the liabilities or
               obligations owed by Nanotronics to the Exchanging Nanotronics Creditors, each marked "Canceled."

                      (iv) A certificate of the Secretary of Nanotronics
               certifying (A) true, correct and complete copies of the Articles of Incorporation and Bylaws, each as amended to date, of Nanotronics, (B) all minutes of meetings of the Board of Directors of Nanotronics (or written consents in lieu thereof) relating to the Merger, this Agreement or the transactions contemplated by this Agreement and (C) all minutes of meetings of the holders of the capital stock of Nanotronics (or written consents in lieu thereof) relating to the Merger, this Agreement or the transactions contemplated by this Agreement.

                      (v) A certificate of the Secretary of State of the State
               of California certifying, as of a recent date prior to Closing, the good standing of Nanotronics in the State of California.

                      (vi) A certificate of the Secretary of State of each
               jurisdiction in which Nanotronics is qualified to do business certifying, as of a recent date prior to Closing, the good standing of Nanotronics in such jurisdiction.

                      (vii) A cross-receipt evidencing receipt by Nanotronics
               (on behalf of itself and the Nanotronics Shareholders, the holders of Nanotronics Options and Nanotronics Warrants and the Exchanging Nanotronics Creditors) of (A) certificates representing ownership of an aggregate 193,385 shares of the Nanogen Series D Preferred Stock, duly made out as set forth on
               Schedule 2.1-2; (B) a warrant representing the right to purchase 1,490 shares of Nanogen Series D Preferred Stock and (c) options representing the right to purchase an aggregate of 5,124 shares of Nanogen Series D Preferred Stock.

                      (viii) All other certificates, opinions and other
               documents required by or in connection with this Agreement, including, but not limited to: (A) an executed counterpart signature page to the Agreement and Plan of Merger in substantially the form attached hereto as Exhibit 1.1(a); (B) an executed Officers' Certificate in substantially the form attached hereto as Exhibit 1.3(a); (C) an executed Officer's Certificate in substantially the form attached hereto as Exhibit 8.3(a); (D) a signed opinion of counsel to Nanotronics in substantially the form attached hereto as Exhibit 8.3(c); and (E) one or more Investor Representation Statements, in substantially the form attached hereto as Exhibit 8.3(e), and executed by each Nanotronics

               Shareholder, each holder of Nanotronics Options and Nanotronics Warrants and each Exchanging Nanotronics Creditor.

               (b) By Nanogen (on behalf of itself and Merger Sub).

                      (i) (A) certificates representing ownership of an
               aggregate 193,385 shares of Nanogen Series D Preferred Stock, (B) a warrant representing the right to purchase 1,490 shares of Nanogen Series D Preferred Stock, and (C) options representing the right to purchase an aggregate of 5,124 shares of Nanogen Series D Preferred Stock, each made out as set forth on Schedule 2.1-2.

                      (ii) All consents, permits or other documents required to
               be obtained by Nanotronics in connection with this Agreement.

                      (iii) A certificate of the Secretary of Nanogen certifying
               (A) true, correct and complete copies of the Restated Certificate of Incorporation and Bylaws, each as amended to date, of each of Nanogen and Merger Sub, (B) all minutes of meetings of the Boards of Directors of each of Nanotronics and Merger Sub (or written consents in lieu thereof) relating to the Merger, this Agreement or the transactions contemplated by this Agreement and (C) all minutes of meetings of the holders of the capital stock of each of Nanogen and Merger Sub (or written consents in lieu thereof) relating to the Merger, this Agreement or the transactions contemplated by this Agreement.

                      (iv) A certificate of the Secretary of State of the State
               of California certifying, as of a recent date prior to Closing, the good standing of each of Nanogen and Merger Sub in the State of California.

                      (v) A certificate of the Secretary of State of each
               jurisdiction in which either Nanogen or Merger Sub is qualified to do business certifying, as of a recent date prior to Closing, the good standing of either Nanogen or Merger Sub, as the case may be, in such jurisdiction.

                      (vi) A cross-receipt evidencing receipt by Nanogen (on
               behalf of itself and Merger Sub) of (a) certificates representing ownership of 100% of the capital stock of Nanotronics, duly endorsed by the holder thereof in favor of Nanogen, (b) all documents evidencing ownership of Nanotronics Options and Nanotronics Warrants, each marked "Canceled," and (c) all documents evidencing the liabilities or obligations owed by Nanotronics to the Exchanging Nanotronics Creditors, each marked "Canceled."

                      (vii) All other certificates, opinions and other documents required by or in connection with this Agreement, including, but not limited to: (A) an executed counterpart signature page to the Agreement and Plan of Merger in substantially the form attached hereto as Exhibit 1.1(a); (B) an executed Officers' Certificate in substantially the form attached hereto as Exhibit 1.3(b); (C) an executed Officer's Certificate in substantially the form attached hereto as Exhibit 8.2(a); and (D) a signed opinion of counsel to Nanogen and Merger Sub in substantially the form attached hereto as Exhibit 8.2(c).


                                    ARTICLE X

                         TERMINATION; AMENDMENT; WAIVER

        10.1 Termination. This Agreement may be terminated at any time prior to or on the Closing Date:

               (a) By mutual agreement of Nanogen (on behalf of itself and Merger Sub) and Nanotronics;

               (b) By Nanotronics if on or before January 30, 1998, any of the conditions specified in Sections 8.1 and 8.2 has not been met or waived by Nanotronics; or

               (c) By Nanogen (acting on behalf of itself and Merger Sub) if on or before January 30, 1998, any of the conditions specified in Sections
        8.1 and 8.3 has not been met or waived by Nanogen.

        10.2 Effect of Termination. In the event of termination of this Agreement by Nanotronics, on the one hand, or Nanogen (acting on behalf of itself and Merger Sub), on the other, as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except for the willful breaches of this Agreement prior to the time of such termination.

        10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

        10.4 Extension; Waiver. At any time prior to the Closing Date, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto (provided that the term of this Agreement shall not be extended without the consent of all parties), (b) waive any inaccuracies in the representations and warranties contained herein for its benefit or in any document delivered to it pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein for its benefit. Any agreement on the part of a party hereto to any such extension or waiver shall not be valid unless set forth in any instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

        11.1 Schedule Updates. Nanotronics and Nanogen (on behalf of itself and Merger Sub) shall each promptly disclose to the other party if any material information contained in its respective representations and warranties is incomplete or is no longer correct as of all times after the date hereof until the Closing.

        11.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

        11.3 Successors and Assigns. No part of this Agreement or any rights, duties or obligations described herein shall be assigned or delegated without the express written consent of the parties hereto, except that Nanogen (on behalf of itself and Merger Sub) may assign its and/or Merger Sub's rights, obligations and responsibilities to an affiliate of Nanogen. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

        11.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject hereof and supersedes all prior agreements and understandings, both written and oral.

        11.5 Arbitration. Any controversy arising out of, or relating to this Agreement or any document or other agreement referenced in this Agreement, or any modification or extension hereof or thereof, including any claim for damages or rescission, shall be submitted to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, San Francisco, California ("AAA"). In all cases submitted to AAA for arbitration, the parties agree to advance their respective administrative fees and to advance in equal shares the arbitrator(s)' fee(s). Notwithstanding any rules or procedures of the AAA to the contrary, the arbitrator(s) shall be bound to render a decision in accordance with applicable state and federal laws and shall issue a written opinion setting forth findings of fact and conclusions of laws which shall be subject to judicial review. The parties agree that the decision of the arbitrator(s) shall be final and binding upon each of them. Any arbitration award shall include the cost of arbitration and reasonable attorneys' fees to the prevailing party. Any arbitration shall be conducted and determined in San Diego, California.

        11.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:

(a)  If to Nanogen to:                     with copies to:

       Nanogen Inc.                        Pillsbury Madison & Sutro LLP
       10398 Pacific Center Court                235 Montgomery Street
       San Diego, CA  92121                      San Francisco, CA  94104
       Attn:  General Counsel                    Attn:  Thomas E. Sparks, Jr.
       Tel:  (619) 546-7700                      Tel:  (415) 983-1000
       Fax:  (619) 546-7717                Fax: (415) 983-1200

(a)  If to Merger Sub to:                        with copies to:

       Nanogen Merger Subsidiary, Inc.           Pillsbury Madison & Sutro LLP
       10398 Pacific Center Court                235 Montgomery Street
       San Diego, CA  92121                      San Francisco, CA  94104
       Attn:  General Counsel                    Attn:  Thomas E. Sparks, Jr.
       Tel:  (619) 546-7700                      Tel:  (415) 983-1000
       Fax:  (619) 546-7717                Fax: (415) 983-1200

(c)  If to Nanotronics to:                       with copies to:

       Nanotronics, Inc.                         Brobeck, Phleger & Harrison LLP
       c/o Enterprise Partners                   550 West C Street, Ste. 1300
       1205 Prospect Street, Ste. 550            San Diego, CA  92101
       La Jolla, CA  92037                       Attn:  Craig S. Andrews
       Attn:  James Bergland
       Tel:  (619) 454-8833                      Tel:  (619) 234-1966
       Fax:  (619) 454-2489                Fax: (619) 236-1403


        11.7 Cooperation. All parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to expeditiously consummate or implement the transactions contemplated by this Agreement.

        11.8 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        11.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

        11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        11.11 Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


              [The remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, each of the undersigned parties have caused this Agreement to be executed, all as of the date first above written.

                                  NANOGEN, INC.



                                   By: /s/ Tina S. Nova, Ph.D.
                                       -----------------------------------------
                                       Tina S. Nova, Ph.D.
                                       President and Chief Operating Officer


                                   NANOGEN MERGER SUBSIDIARY, INC.



                                   By: /s/ Tina S. Nova, Ph.D.
                                       -----------------------------------------
                                          Tina S. Nova, Ph.D.
                                          President and Chief Operating Officer


                                   NANOTRONICS, INC.



                                    By: /s/ Andrew E. Senyei, M.D.
                                        ----------------------------------------
                                        Andrew E. Senyei, M.D.
                                        President

                                                                  EXHIBIT 1.1(a)


                     FORM OF AGREEMENT OF MERGER TO BE FILED
                     IN CALIFORNIA TO EFFECTUATE THE MERGER


                               AGREEMENT OF MERGER

        This AGREEMENT OF MERGER, dated as of ________ ___, 1997, among NANOGEN, INC., a Delaware corporation ("Buyer"), NANOGEN MERGER SUBSIDIARY, INC., a California corporation ("Merger Sub"), and NANOTRONICS, INC., a California corporation (the "Company");

                              W I T N E S S E T H:

        Whereas the Board of Directors of Buyer, Merger Sub and the Company have determined that it is advisable to merge Merger Sub with and into the Company pursuant to this Agreement of Merger with the result that the Company shall become a wholly-owned subsidiary of the Buyer; and

        Whereas the parties to this Agreement have entered into that certain Agreement and Plan of Merger dated December 18, 1997 (the "Plan of Merger");

        N o w, T h e r e f o r e, in consideration of the premises and the mutual covenants herein contained, Buyer, Merger Sub and the Company hereby agree as follows:

        1. Merger. As of the Effective Time (as defined in Section 6 herein), Merger Sub shall merge with and into the Company; the corporate existence of the Company shall continue; and the separate corporate existence of Merger Sub shall cease. The corporate identity, existence, name, purposes, franchises, powers, rights and immunities of the Company shall continue unaffected and unimpaired by the merger; and the corporate identity, existence, purposes, franchises, powers, rights and immunities of Merger Sub shall be merged into the Company which shall be fully vested therewith. The Company shall be subject to all of the debts and liabilities of Merger Sub as if the Company had itself incurred them and all rights of creditors and all liens upon the property of each of the Company and Merger Sub shall be preserved unimpaired, provided that such liens, if any, upon the property of Merger Sub shall be limited to the property affected thereby immediately prior to the Effective Date.

        2. Articles of Incorporation and Bylaws. The Articles of Incorporation of the Company, as amended and restated to date and as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until amended or replaced in accordance with applicable law. The Bylaws of the Company, as amended and restated to date and as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until amended or replaced in accordance with applicable law.

        3. Directors and Officers. The directors and officers of the Company from and after the Effective Time (until changed in accordance with applicable law and the articles of incorporation and bylaws of the Company) shall be:

        Directors:           Howard C. Birndorf
                             Brook H. Byers
                             Robert E. Curry, Ph.D.
                             Cam Garner
                             David Ludvigson
                             Thomas G. Lynch
                             Tina S. Nova, Ph.D.
                             Andrew E. Senyei, M.D.

        Officers:            Tina S. Nova, Ph.D., President
                             Harry J. Leonhardt, Secretary
                             Steven P. Naber, Chief Financial Officer

        4.     Effect of Merger on Outstanding Shares.

        4.1 Conversion of Company Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, the Company or the holder of any of the following securities, the following securities shall be converted as provided below:

               (a) each share of common stock, no par value, of the Company (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and be converted into and become a right to receive .165296688 shares of Series D Preferred Stock of the Buyer, par value $.001 per share ("Buyer's Preferred Stock");

               (b) each share of preferred stock, no par value, of the Company (the "Company Preferred Stock"), issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and be converted into and become a right to receive .195135267 shares of Buyer's Preferred Stock;

               (c) each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of the common stock, no par value, of the Surviving Corporation;

               (d) each option to purchase shares of the capital stock of the Company outstanding immediately prior to the Effective Time shall be converted into an option to purchase that number of shares of Buyer's Preferred Stock as are obtained by multiplying the number of shares of the capital stock of the Company for which such option was exercisable by the applicable exchange ratio at an exercise price obtained by dividing the exercise price at which such option was exercisable by the applicable exchange ratio; and

               (e) each warrant to purchase shares of the capital stock of the Company outstanding immediately prior to the Effective Time shall be converted into a warrant to purchase that number of shares of Buyer's Preferred Stock as are obtained by multiplying the number of shares of the capital stock of the Company for which such warrant was exercisable by the applicable exchange ratio at an exercise price obtained by dividing the exercise price at which such warrant was exercisable by the applicable exchange ratio.

        4.2 Fractional Shares. No fractional shares shall be issued by Buyer in the merger. The number of shares of Buyer's Preferred Stock into which each Company shareholder's shares shall be converted shall be rounded (up if the fraction is .50 or greater and down if the fraction is less than .50) into the closest whole number of shares of Buyer's Preferred Stock.

        5. Surrender of Share Certificates. After the Effective Time, each holder of an outstanding certificate evidencing capital stock of the Company shall surrender the same to the Buyer or its agent for cancellation and be entitled to receive a certificate or certificates representing the number of shares of Buyer's Preferred Stock into which the shares represented by the certificate so surrendered shall have been converted as provided in Section 4. From and after the Effective Time, until so surrendered, each certificate representing shares converted as provided in Section 4 shall be deemed for all corporate purposes to evidence the number of shares of Buyer's Preferred Stock into which such shares shall have been converted.

        6. Effective Time. The Company and Merger Sub shall each take or cause to be taken all such actions, or do or cause to be done all such things, as are necessary, proper or advisable under the laws of the State of California to make effective the merger herein provided, subject, however, to receipt of any required approval by outstanding shares of either in accordance with California law and subject also to completion of any necessary qualification of securities under the Corporate Securities Law of California and to compliance with all other applicable laws. Unless this Agreement shall be terminated as herein provided, the Company and Merger Sub each agrees to use its best efforts, subject to the foregoing conditions, to take or cause to be taken all actions as aforesaid. Upon compliance with applicable laws and upon receipt of any required approval of the outstanding shares of either party, a copy of this Agreement of Merger with an officer's certificate of each of the Company and Merger Sub as required by Section 1103 of the California Corporations Code shall be filed in the office of the California Secretary of State. The merger shall become effective upon such filing. The time at, and the date on, which the merger so becomes effective are herein called the "Effective Time" and "Effective Date," respectively.

        7. Operation of Businesses Pending Consummation of Merger. Prior to the Effective Date, neither the Company nor Merger Sub shall, without the prior written approval of the other, (a) engage in any activity or transaction other than in the ordinary course of business, except as contemplated by this Agreement and the Plan of Merger, or (b) issue, sell or subdivide any of its shares, or (c) issue any shares, any options, warrants, or rights to purchase any shares or any securities convertible into or exchangeable for any shares, or
(d) declare or pay any dividend or make any distribution on any of its shares, or (e) purchase or redeem any of its outstanding shares.

        8. Termination or Abandonment. This Agreement of Merger may be terminated and the Merger hereby provided for abandoned at any time prior to the Effective Time by the mutual consent of the respective boards of directors of Buyer, Merger Sub and the Company. In the event of termination of this Agreement as herein provided, neither Buyer, Merger Sub nor the Company or their respective boards of directors or shareholders shall be liable to the other or its directors or shareholders.

        9. Other Provisions.

        9.1 Governing law. This Agreement of Merger shall be construed in accordance with the laws of the State of California as applied to contracts between California residents entered into in and to be performed wholly within California, without regard to California choice of law provisions.

        9.2 Entire agreement. This Agreement and the Plan of Merger, including all exhibits, schedules and annexes thereto, contain the entire agreement of the parties hereto, and supersede any prior written or oral agreements between them concerning the subject matter contained herein.

        9.3 Counterparts. This Agreement of Merger may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

        9.4 Further Assurances. Merger Sub shall from time to time upon request by the Company execute and deliver all such documents and instruments and take all such action as the Company may request in order to vest or evidence the vesting in the Company of title to and possession of all rights, properties, assets and business of Merger Sub, or otherwise to carry out the full intent and purpose of this Agreement of Merger.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Merger as of the date set forth above.

                          NANOGEN, INC.



                          By:
                                ------------------------------------------------
                                Tina S. Nova, Ph.S.
                                President and Chief Operating Officer



                          By:
                                ------------------------------------------------
                                Harry J. Leonhardt
                                Vice President, General Counsel and Secretary


                          NANOGEN MERGER SUBSIDIARY, INC.



                          By:
                                ------------------------------------------------
                                Tina S. Nova, Ph.D.
                                President and Chief Operating Officer



                          By:
                                ------------------------------------------------
                                Harry J. Leonhardt
                                Vice President, General Counsel and Secretary


                                NANOTRONICS, INC.



                           By:  ------------------------------------------------
                                Name:
                                Title:  President



                           By:  ------------------------------------------------
                                Name:
                                Title:  Secretary

                                                                  EXHIBIT 1.3(a)


                    FORM OF NANOTRONICS OFFICERS' CERTIFICATE
                     TO ACCOMPANY THE FILING OF THE EXECUTED
                         MERGER AGREEMENT IN CALIFORNIA
          (PURSUANT TO SECTION 1.3 OF THE AGREEMENT AND PLAN OF MERGER)


                               NANOTRONICS, INC.,
                            A CALIFORNIA CORPORATION


                             CERTIFICATE OF APPROVAL
                             OF AGREEMENT OF MERGER

                              OFFICERS' CERTIFICATE
                         PURSUANT TO SECTION 1103 OF THE
                          CALIFORNIA CORPORATIONS CODE


        Each of the undersigned hereby states and certifies, in accordance with
Section 1103 of the California Corporations Code, that

        i. He or she is an officer of Nanotronics, Inc., a California corporation ("Nanotronics"), duly authorized to execute this certificate.

        ii. The Agreement of Merger, dated as of December __, 1997 (the "Merger Agreement"), entered into between Nanotronics and Nanogen Merger Subsidiary, Inc., a California corporation ("Merger Sub"), to which this Certificate is attached, was duly approved by the Board of Directors and shareholders of Nanotronics.

        iii. Nanotronics has two classes of shares, common stock, no par value, and preferred stock, no par value. As of November 24, 1997, the total number of outstanding shares of common stock of Nanotronics was 344,639, and the total number of outstanding shares of preferred stock was 550,923. All such shares were entitled to vote upon approval of the Merger Agreement.

        iv. The affirmative vote of the holders of not less than a majority of the outstanding shares of common stock, voting as a separate class, and the holders of not less than a majority of the outstanding shares of preferred stock, voting together as a separate class, was required for the approval of the Merger Agreement.

        v. The principal terms of the Merger Agreement, in the form to which this Certificate is attached, were approved by Nanotronics by written consent of shareholders holding the number of shares which equal or exceeded the vote required.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Signed on _____________ __, 199[ ]

                                    NANOTRONICS, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title: President


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title: Secretary

                                                                  EXHIBIT 1.3(b)


                    FORM OF MERGER SUB OFFICERS' CERTIFICATE
                     TO ACCOMPANY THE FILING OF THE EXECUTED
                         MERGER AGREEMENT IN CALIFORNIA
          (PURSUANT TO SECTION 1.3 OF THE AGREEMENT AND PLAN OF MERGER)


                        NANOGEN MERGER SUBSIDIARY, INC.,
                            A CALIFORNIA CORPORATION


                             CERTIFICATE OF APPROVAL
                             OF AGREEMENT OF MERGER

                              OFFICER'S CERTIFICATE
                         PURSUANT TO SECTION 1103 OF THE
                          CALIFORNIA CORPORATIONS CODE


        Tina S. Nova, Ph.D. and Harry J. Leonhardt each hereby state and certify, in accordance with Section 1103 of the California Corporations Code, that:

        i. They are the President and Chief Operating Officer and Vice President, General Counsel and Secretary, respectively, of Nanogen Merger Subsidiary, Inc., a California corporation ("Merger Sub"), and both are duly authorized to execute this Certificate.

        ii. The Agreement of Merger, dated as of December __, 1997 (the "Merger Agreement"), entered into between Merger Sub and Nanotronics, Inc., a California corporation ("Nanotronics"), to which this Certificate is attached, was duly approved by the Board of Directors and sole shareholder of Merger Sub.

        iii. Merger Sub has two classes of shares, common stock, no par value, and preferred stock, no par value. As of November 24, 1997, the total number of outstanding shares of common stock of Merger Sub was 100, all of which were owned by Nanogen, Inc., a Delaware corporation (the "Parent"), and the total number of outstanding shares of preferred stock was zero (0). All such shares were entitled to vote upon approval of the Merger Agreement.

        iv. The affirmative vote of the holders of not less than a majority of the outstanding shares of common stock, voting as a separate class, and the holders of not less than a majority of the outstanding shares of preferred stock, voting together as a separate class, was required for the approval of the Merger Agreement.

        v. The principal terms of the Merger Agreement in the form attached were approved by written consent of the sole shareholder.

        vi. No vote of the stockholders of the Parent was required under any of the General Corporation Law of the State of Delaware, the California Corporations Code or the Restated Certificate of Incorporation or Bylaws of the Parent in connection with the Merger and the issuance of the Parent's Series D Preferred Stock in connection with the Merger.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Signed on _____________ __, 199[ ]

                                       NANOGEN MERGER SUBSIDIARY, INC.


                                       By:
                                           -------------------------------------
                                           Tina S. Nova, Ph.D.
                                           President and Chief Operating Officer


                                       By:
                                           -------------------------------------
                                           Harry J. Leonhardt
                                           Vice President, General Counsel and
                                             Secretary

                                                                  EXHIBIT 8.2(a)


                      FORM OF CERTIFICATE OF NANOGEN, INC.
                       AND NANOGEN MERGER SUBSIDIARY, INC.
  (PURSUANT TO SECTIONS 8.2(A) AND 8.2(B) OF THE AGREEMENT AND PLAN OF MERGER)


        The undersigned, the President and Chief Operating Officer of each of Nanogen, Inc., a Delaware corporation (the "Company"), and Nanogen Merger Subsidiary, Inc., a California corporation ("Merger Sub"), does hereby certify, that to the best of her knowledge after reasonable investigation, pursuant to Sections 8.2(a) and 8.2(b) of that certain Agreement and Plan of Merger (the "Agreement"), dated December 18, 1997, by and among the Company, Merger Sub and Nanotronics, Inc., a California corporation ("Nanotronics"), as follows (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement):

        1. The representations and warranties of each of the Company and Merger Sub contained in Article V of the Agreement are true and correct in all material respects as of the date hereof as if made on the date hereof (except as otherwise contemplated by the Agreement).

        2. Each of the Company and Merger Sub has performed in all material respects all obligations required to be performed by it pursuant to the Agreement at or prior to the date hereof.


        IN WITNESS WHEREOF, I have hereunto signed my name as of this ___ day of _____________, 199[ ].



                                   ---------------------------------------------
                                   Name:  Tina S. Nova, Ph.D.
                                   Title:  President and Chief Operating Officer

                                                                  EXHIBIT 8.2(c)


                            MATTERS TO BE COVERED IN
                 OPINION OF COUNSEL TO NANOGEN, INC. ("NANOGEN")
               AND NANOGEN MERGER SUBSIDIARY, INC. ("MERGER SUB")


CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THE OPINION OF COUNSEL TO NANOGEN AND MERGER SUB SHALL HAVE THE MEANING ASCRIBED TO THEM IN THE AGREEMENT AND PLAN OF MERGER.

        1. Nanogen and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the States of Delaware and California, respectively. Each of Nanogen and Merger Sub has all requisite corporate power to own its properties and to conduct its business as it is currently being conducted.

        2. Each of Nanogen and Merger Sub has all requisite corporate power and authority to execute and deliver the Agreement and perform its obligations under the Agreement.

        3. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by each of Nanogen and Merger Sub.

        4. The Agreement is the valid and legally binding obligation of each of Nanogen and Merger Sub, enforceable against each in accordance with its terms, subject as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and subject to the availability of equitable remedies.

        5. The execution, delivery and performance of the Agreement do not violate any provision of Merger Sub's Certificate of Incorporation or Bylaws, and, to such counsel's knowledge, do not constitute a material default under the provisions of any material agreement to which Merger Sub is a party or by which it is bound, and do not violate or contravene (i) any governmental statute, rule or regulation applicable to Merger Sub or (ii) any order, writ, judgment, injunction, decree, determination or award which has been entered against Merger Sub and of which such counsel is aware, the violation or contravention of which would materially and adversely affect Merger Sub, its assets, financial condition or operations.

        6. The execution, delivery and performance of the Agreement and the issuance of shares of Nanogen Series D Preferred Stock pursuant thereto do not violate any provision of Nanogen's Restated Certificate of Incorporation or Bylaws, and, to such counsel's knowledge, do not constitute a material default under the provisions of any material agreement to which Nanogen is a party or by which it is bound, and do not violate or contravene (i) any governmental statute, rule or regulation applicable to Nanogen or (ii) any order, writ, judgment, injunction, decree, determination or award which has been entered against Nanogen and of which such counsel is aware, the violation or contravention of which would materially and adversely affect Nanogen, its assets, financial condition or operations.

        7. The shares of Nanogen Series D Preferred Stock to be delivered in exchange for the Assets will, when issued as contemplated by the Agreement, be duly issued, fully paid and nonassessable.

        8. Based in part upon the representations and warranties of each Nanotronics Shareholder, each holder of Nanotronics Options and Nanotronics Warrants and each Exchanging Nanotronics Creditor contained in the executed Investor Representation Statements delivered by Nanotronics pursuant to the Agreement, the offer and sale of the Nanogen Series D Preferred Stock pursuant to the terms of the Agreement are exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of the California Corporate Securities Law of 1968, as amended, and, under such securities laws as they presently exist, the issuance of the common stock, $.001 par value per share, upon the conversion of the Nanogen Series D Preferred Stock would also be exempt from such registration and qualification requirements. We express no opinion as to compliance with applicable anti-fraud statutes, rules or regulations of any applicable law governing the issue of securities.

        Such counsel may explain knowledge qualifiers in his or her opinion as follows:

               The opinions set forth above may be made subject to qualifications set forth in a separate paragraph. Whenever a statement herein is qualified by "known to such counsel," "to such counsel's knowledge," "to our knowledge," or similar phrase, it indicates that in the course of such counsel's representation of Nanogen no information that would give such counsel current actual knowledge of the inaccuracy of such statement has come to the attention of such counsel or any attorneys in his or her firm who have rendered legal services in connection with this transaction. Such counsel need not make any independent investigation to determine the accuracy of such statement, except as expressly described in such opinion. No inference as to such counsel's knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of such counsel's representation of Nanogen or Merger Sub in other matters in which such attorneys are not involved.

                                                                  EXHIBIT 8.3(a)


                    FORM OF CERTIFICATE OF NANOTRONICS, INC.
  (PURSUANT TO SECTIONS 8.3(a) AND 8.3(b) OF THE AGREEMENT AND PLAN OF MERGER)


        The undersigned, the principal executive officer of Nanotronics, Inc., a California corporation ("Nanotronics"), does hereby certify, that to the best of his knowledge after reasonable investigation, pursuant to Sections 8.3(a) and 8.3(b) of that certain Agreement and Plan of Merger (the "Agreement"), dated December 18, 1997, by and among Nanogen, Inc., a Delaware corporation, Nanogen Merger Subsidiary, Inc., a California corporation, and Nanotronics, as follows (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement):

        1.     The representations and warranties of Nanotronics contained in
               Article IV of the Agreement are true and correct in all material respects as of the date hereof as if made on the date hereof (except as otherwise contemplated by the Agreement).

        2. Nanotronics has performed in all material respects all obligations required to be performed by it pursuant to the Agreement at or prior to the date hereof.


        IN WITNESS WHEREOF, I have hereunto signed my name as of this ___ day of _____________, 199[ ].



                                     ------------------------------------------
                                      Name:
                                     Title:

                                                                  EXHIBIT 8.3(c)


                        MATTERS TO BE COVERED IN OPINION
                 OF COUNSEL TO NANOTRONICS, INC. ("NANOTRONICS")


[To Come]

                                                                  EXHIBIT 8.3(e)


                    FORM OF INVESTOR REPRESENTATION STATEMENT

        The undersigned, in connection with the undersigned's receipt of shares of the Series D Preferred Stock, $.001 par value per share (the "Nanogen Series D Preferred Stock"), of Nanogen, Inc., a Delaware corporation ("Nanogen"), pursuant to the transactions contemplated by that certain Agreement and Plan of Merger (the "Agreement and Plan of Merger"), dated as of December 18, 1997, by and among Nanogen, Nanogen Merger Subsidiary, Inc., a California corporation and wholly owned subsidiary of Nanogen ("Merger Sub"), and Nanotronics, Inc., a California corporation ("Nanotronics"), whereby Merger Sub will be merged with and into Nanotronics in accordance with the terms and conditions of the Agreement and Plan of Merger (the "Merger"), under penalty of perjury, hereby represents and warrants to Nanogen as follows:

               a. Purchase Entirely for Own Account. The Nanogen Series D Preferred Stock to be received by the undersigned in connection with the Merger is being acquired for investment and not with a view to the resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By his/her/its execution of this Statement, the undersigned further represents that the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of Nanogen Series D Preferred Stock.

               b. Disclosure of Information. The undersigned believes he/she/it has received all the information he/she/it considers necessary or appropriate to decide whether to acquire the Nanogen Series D Preferred Stock. The undersigned further represents that he/she/it has had an opportunity to ask questions and receive answers from Nanogen regarding Nanogen, its business, and the terms and conditions of the offering of the Nanogen Series D Preferred Stock in connection with the Merger. With respect to tax and other economic considerations involved in this investment, the undersigned is expressly not relying on either Nanogen or Merger Sub.

               c. Restricted Securities. The undersigned understands that the Nanogen Series D Preferred Stock he/she/it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Nanogen on behalf of Merger Sub in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act") only in certain limited circumstances. In this connection the undersigned represents that he/she/it is familiar with Rule 144 as promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

               d. Further Limitations on Disposition. Without in any way limiting the representations set forth above, the undersigned further agrees not to make any disposition of all or any portion of the Nanogen Series D Preferred Stock unless and until:

                      i. There is then in effect a registration statement under
               the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      ii. The undersigned shall have notified Nanogen of the
               proposed disposition and shall have furnished Nanogen with a detailed statement of the circumstances surrounding the proposed disposition and, if reasonably requested by Nanogen, the undersigned shall have furnished Nanogen with an opinion of counsel, reasonably satisfactory to Nanogen that such disposition will not require registration of such shares under the Securities Act.

               e. Legends. The undersigned understands that the certificates evidencing the Nanogen Series D Preferred Stock may bear one or all of the following legends:

                      i. "These securities have not been registered under the
               Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Nanogen, Inc. that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                      ii. Any legend required by the laws of the State of
               California or other jurisdiction.

        In witness whereof, the undersigned has executed this Investor Representation Statement this _____ day of ____________, 1997.



                                      -----------------------------------------
                                     [Name]

                                                                  SCHEDULE 2.1-1


                SCHEDULE OF HOLDERS OF NANOTRONICS CAPITAL STOCK


                                                COMMON STOCK  PREFERRED STOCK
HOLDERS                                            SHARES          SHARES
-------                                            ------          ------
Enterprise Partners II, L.P.                         688          433,583

Enterprise Partners II Associates, L.P.               62           39,417

Enterprise Partners III, L.P.                         --           10,000

Howard C. Birndorf                                37,527           25,000

Craig S. Andrews                                                    2,000

The Salk Institute for Biological Studies                          40,923

Edward Wang                                       44,150

Michael Heller                                   150,107

Glen Evans                                        40,000

John Hopfield                                      5,000

Jeff Cable                                        25,000

Denis McGreivy                                    42,105
                                                 -------          -------
                      TOTALS                     344,639          550,923
                                                 =======          =======

                                                                  SCHEDULE 2.1-2


          SCHEDULE OF CERTIFICATES FOR NANOGEN SERIES D PREFERRED STOCK
              AND OPTIONS AND WARRANTS TO PURCHASE NANOGEN SERIES D
                     PREFERRED STOCK TO BE ISSUED BY NANOGEN

                                                                                                TOTAL NUMBER
                                                           OPTIONS TO        WARRANTS TO       OF SHARES OF OR
                                              NUMBER OF        PURCHASE          PURCHASE         OPTIONS OR
                                              SHARES OF       NUMBER OF          NUMBER OF         WARRANTS
                                               NANOGEN        SHARES OF          SHARES OF       EXCHANGEABLE
                                              SERIES D      NANOGEN SERIES    NANOGEN SERIES      FOR NANOGEN
                                              PREFERRED      D PREFERRED        D PREFERRED        SERIES D
                                             STOCK TO BE     STOCK TO BE        STOCK TO BE        PREFERRED
         REGISTERED OWNER                      ISSUED           ISSUED            ISSUED             STOCK
-----------------------------------------   --------------   ------------    ---------------    ---------------
Enterprise Partners II, L.P.
(9,931 shares to be issued in exchange
for Nanotronics debt held by this entity
and 84,721 shares to be issued in exchange
for shares of Nanotronics capital stock
held by this entity)                            94,652                                               94,652

Brobeck, Phleger & Harrison LLP (9,167
shares to be issued in exchange for
Nanotronics debt held by this entity)            9,167                                                9,167

Enterprise Partners II, L.P. (816
shares to be issued in exchange for
Nanotronics debt held by this entity
and 7,702 shares to be issued in exchange
for shares of Nanotronics capital stock
held by this entity)                             8,518                                                8,518

Enterprise Partners III, L.P. (8,280
shares to be issued in exchange for
Nanotronics debt held by this entity
and 1,951 shares to be issued in exchange
for shares of Nanotronics capital stock
held by this entity)                             10,231                                              10,231

Enterprise Partners III, L.P. (720 shares
to be issued in exchange for Nanotronics
debt held by this entity)                           720                                                 720

Michael Heller                                   24,812                                              24,812

Howard C. Birndorf                               11,081                                              11,081

Craig Andrews                                       390                                                 390

The Salk Institute for Biological
Studies                                           7,986                                               7,986

Edward Wang                                       7,298                                               7,298

John Hopfield                                       826                                                 826

Jeff Cable                                        4,132                                               4,132

Glen Evans                                        6,612                                               6,612

Denis McGreivy                                    6,960                                               6,960


                                                                                          TOTAL NUMBER
                                                       OPTIONS TO        WARRANTS TO     OF SHARES OF OR
                                    NUMBER OF           PURCHASE          PURCHASE         OPTIONS OR
                                    SHARES OF          NUMBER OF          NUMBER OF         WARRANTS
                                     NANOGEN           SHARES OF          SHARES OF       EXCHANGEABLE
                                    SERIES D         NANOGEN SERIES    NANOGEN SERIES      FOR NANOGEN
                                    PREFERRED         D PREFERRED        D PREFERRED        SERIES D
                                   STOCK TO           STOCK TO BE        STOCK TO BE        PREFERRED
         REGISTERED OWNER            ISSUED              ISSUED            ISSUED             STOCK
----------------------------------------------------------------------------------------------------------
Gene Tu                                                    992                                 992

Dominion Ventures, Inc.                                                   1,490              1,490

Sadik Esener                                             4,132                               4,132
                                   -------               -----            -----            -------

               Totals              193,385               5,124            1,490            199,999
                                   =======               =====            =====            =======

                                                                 SCHEDULE 2.2(a)


                   SCHEDULE OF HOLDERS OF NANOTRONICS OPTIONS AND WARRANTS



                                         DATE OF            EXERCISE
SECURITY      REGISTERED HOLDER         ISSUANCE    TERM      PRICE       NUMBER OF SHARES
--------      --------------------    -----------  ------   --------     ----------------
Option        Gene Tu                    9/1/93     10 yr.   $ .20         6,000 shares
                                                                          (Common Stock)

Option        Sadik Esener              9/18/97     10 yr.   $ .20         25,000 shares
                                                                           (Common Stock)

Warrant       Dominion Ventures, Inc.   9/11/92      7 yr.   $1.00          7,638 shares
                                                                         (Series A Preferred
                                                                                Stock)

                                                                    SCHEDULE 2.4


                   CREDITORS OF NANOTRONICS TO RECEIVE NANOGEN
                    SERIES D PREFERRED STOCK IN SATISFACTION
                        OF NANOTRONICS DEBT OWED TO THEM
                             AS OF JANUARY 30, 1998



                                                                                   TOTAL AMOUNT OF
               CREDITOR                          PRINCIPAL          INTEREST            DEBT
---------------------------------------       ---------------    --------------    --------------
Enterprise Partners II, L.P.                   $    50,833.00    $     8,750.00    $    59,583.00

Enterprise Partners II Associates, L.P.              4,167.00            729.00          4,896.00

Enterprise Partners III, L.P.                       46,000.00          3,680.00         49,680.00

Enterprise Partners III Associates, L.P.             4,000.00            320.00          4,320.00

                                               $   105,000.00    $    13,479.00    $   118,479.00

Brobeck Phleger & Harrison LLP                 $    55,000.00             --       $    55,000.00

                                               $   160,000.00    $    13,479.00    $   173,479.00

                                                                      SCHEDULE 4


                         NANOTRONICS DISCLOSURE SCHEDULE

                                                                      SCHEDULE 5


                   NANOGEN AND MERGER SUB DISCLOSURE SCHEDULE